Structured Asset Trust Unit Repackagings (Saturns)
Bank of America Debenture-Backed
Series 2001-6
CUSIP NO.
80409R109
Distribution Date January 3, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total Distribution
$63,370,000.00 $0.00 $63,370,000.00 7.25000% 90/360 $1,148,581.25 $0.00 $1,148,581.25
Additional Information
$0.00
$1,190,822.25
$1,875.00
$2,047.75
Underlying Security
Bank of America Cap A 8.07% Preferred Cap Securities
June/December or NBD
06605HAA6
$58,075,000.00
8.07000%
$2,343,326.25
CUSIP Moody's S & P Moody's S & P Date
80409R109 "aa2" A- Ba1 22-Sep-11 BB+ 23-Dec-11
Underlying Security "aa2" A- Ba1 21-Sep-11 BB+ 15-Dec-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Swap Counterparty Payment Amount to Trustee
Cusip
Current Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Payment to Swap Counterparty
Trustee Fees
Expense Account Deposit
Original Ratings